SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   Form 8-K


                                CURRENT REPORT





                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                              November 4, 1998





                          INGERSOLL-RAND COMPANY
            (Exact name of registrant as specified in its charter)




  New Jersey                      1-985                   13-5156640
  (State of              (Commission File Number)        IRS Employer
Incorporation)                                        Identification No.




                         Woodcliff Lake, New Jersey          07675
          (Address of principal executive offices)         (Zip Code)



                              (201) 573-0123
                        (Registrant's telephone number)
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Item 5.   Other Events.

          On November 4, 1998, the Board of Directors of Ingersoll-
Rand Company (the "Company") declared a dividend of one right to purchase one one-thousandth of a share of Series A Preference Stock (the "Rights") on each outstanding share of Company common stock, $2.00 par value (the "Common Stock"), to stockholders of record as of December 22, 1998.

          The Rights are substantially similar to the preferred share purchase rights issued by the Company in 1988 (which rights expire on December 22, 1998), with the following material differences: (i) the exercise price of the Rights has been increased to $200 to reflect the Board of Directors' view of the long-term value of the Common Stock; (ii) the "Adverse Person" provision which allowed the Board to lower the 15% Rights trigger to beneficial ownership of 10% of the Company's outstanding common shares in the event that the Board determined that an "adverse person" was accumulating stock has been replaced with a broader amendment provision that expressly allows the Board at any time to reduce the Rights trigger from 15% to as low as 10%; and (iii) the "second-look" or "window" redemption provision, permitting the Board of Directors to redeem the Rights after someone has accumulated more than the triggering percentage, has been replaced with a provision that permits the Board of Directors to redeem the Rights at any time prior to a person accumulating more than the triggering percentage.

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a summary of the Rights.

          The Rights Agreement provides that, until the Distribution
Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the summary of Rights, will also coith the shares of Common Stock

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represented by such certificate. As soon as practicable following the
Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date.
The Rights will expire on December 22, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

          Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock wilidend payment of $1 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

          Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

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          In the event that any person or group of affiliated or
associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right.

          In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise mber of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

          At any time after any person or group becomes an Acquiring
Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock or the occurrence of an event described in the prior paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

          At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.



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          The terms of the Rights may be amended by the Board of
Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the 15% threshold for an Acquiring Person described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the shares of Common Stock.

          The Rights Agreement, dated as of November 9, 1998, between the Company and The Bank of New York, as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibit. Details of the Rights are contained in a summary, the form of which is attached as Exhibit C to the Rights Agreement, which will be mailed to the Company's stockholders of record as of December 22, 1998.

Item 7.  Exhibits.

         1. Rights Agreement, dated as of November 9, 1998, between the Company and The Bank of New York which includes the form of Certificate of Amendment to the Restated Certificate of Incorporation for the Series A Preference Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

         2.       Press Release dated November 4, 1998.







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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     INGERSOLL-RAND COMPANY
                                     (Registrant)


Dated:  November 9, 1998       By /S/ Patricia Nachtigal
                                 ---------------------------------
                                    Name: Patricia Nachtigal
                                    Title: Vice President and General Counsel


































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